UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2016

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant's telephone number, including area code.)

Not Applicable

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on May 3, 2016, Atlantic Alliance Partnership Corp. (“AAPC”) issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the U.K. City Code on Takeovers and Mergers stating that the board of directors of AAPC and TLA Worldwide plc, a public limited company registered in England and Wales (“TLA”), reached agreement on the terms of a recommended offer by AAPC for the entire issued and to be issued ordinary share capital of TLA (the “Offer”). In connection with the Offer, the Rule 2.7 Announcement disclosed that AAPC intended to acquire all outstanding shares of TLA in a cash and stock transaction by means of a court-sanctioned scheme of arrangement between TLA and TLA shareholders under the UK Companies Act of 2006, as amended.

On September 13, 2016, AAPC’s board of directors determined that it is no longer in the best interests of AAPC shareholders for AAPC to proceed with the Offer considering TLA’s withdrawal of its recommendation to TLA shareholders. As a result, the United Kingdom Panel on Takeovers and Mergers (the “Panel”) has confirmed that upon announcement of the foregoing, the Offer will be withdrawn as also agreed with TLA.

The foregoing description of the Offer, the Rule 2.7 Announcement and the withdrawal of the Offer are not complete and are qualified in their entirety by the terms and conditions of the full text of the Press Release (as defined below), attached hereto as Exhibit 99.1, and the Rule 2.7 Announcement, filed as an exhibit to AAPC’s Current Report on Form 8-K filed on May 5, 2016, which are incorporated herein by reference.

Item 8.01. Other Events.

On September 13, 2016, AAPC issued a press release (the “Press Release”) announcing that following TLA’s announcement that its board of directors had withdrawn its recommendation to TLA shareholders, AAPC agreed with TLA and the Panel to withdraw the Offer. The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 13, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Date: September 13, 2016	By:	/s/ Jonathan Mitchell
	Name:	Jonathan Mitchell
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 13, 2016.

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